EXHIBIT 99.06
                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)

                                    3 Months Ended September         Year-to-Date September
                                   ---------------------------    ----------------------------

                                     2007     2006   % Change       2007      2006    % Change
                                     ----     ----   --------       ----      ----    --------

 Consolidated -
  Operating Revenues                $4,832   $4,549     6.2%       $12,013   $11,204     7.2%
  Earnings Before Income Taxes       1,195    1,143     4.5%         2,324     2,119     9.7%
  Net Income                           762      738     3.3%         1,530     1,385    10.5%

 Alabama Power -
  Operating Revenues                $1,635   $1,572     4.0%       $ 4,168   $ 3,895     7.0%
  Earnings Before Income Taxes         408      393     3.6%           853       737    15.8%
  Net Income Available to Common       246      238     3.4%           508       438    16.0%

 Georgia Power -
  Operating Revenues                $2,444   $2,275     7.4%       $ 5,945   $ 5,667     4.9%
  Earnings Before Income Taxes         630      598     5.4%         1,122     1,129    -0.6%
  Net Income Available to Common       399      382     4.5%           719       711     1.1%

 Gulf Power -
  Operating Revenues                $  377   $  373     0.9%       $   971   $   929     4.6%
  Earnings Before Income Taxes          55       57    -3.6%           121       114     5.8%
  Net Income Available to Common        34       35    -1.2%            74        69     7.7%

 Mississippi Power -
  Operating Revenues                $  333   $  311     7.2%       $   863   $   775    11.4%
  Earnings Before Income Taxes          56       59    -6.4%           131       121     7.7%
  Net Income Available to Common        34       37    -6.0%            80        75     7.6%

 Southern Power -
  Operating Revenues                $  348   $  270    28.8%       $   784   $   603    30.0%
  Earnings Before Income Taxes          86       78    10.3%           205       163    25.8%
  Net Income Available to Common        51       46    12.1%           123        98    26.4%


Notes
-----
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.